EXHIBIT 4.2

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS# SERIES A SERIES A PREFERENCE SHARES PREFERENCE SHARES MRPO ADD ADD ADD ADD PAR VALUE $0.01 43 2 1 A BOX Triton DESIGNATION SAMPLE Certificate Shares 43004, * * 000000 ****************** (IF Number * * * 000000 ***************** ANY) ZQ00000000 **** 000000 **************** Providence, TRITON INTERNATIONAL LIMITED ***** 000000 *************** International ****** 000000 ************** RI    INCORPORATED UNDER THE LAWS OF BERMUDA ** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample SEE REVERSE FOR CERTAIN DEFINITIONS 02940 **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David - THIS CERTIFIES THAT Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. MR. Alexander David SAMPLE Sample **** Mr. Alexander David &Sample MRS. **** Mr. Alexander SAMPLE David Sample **** Mr. Alexander & David    Sample **** Mr. CUSIP G9078F 12 3 3004 Limited Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander MR. David Sample SAMPLE **** Mr. Alexander David Sample **** &Mr. Alexander MRS. David Sample SAMPLE **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Alexander David Sample **** Mr. Sample **** Mr. Sample is the owner of **000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares**** 000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****
000000**Shares****000000**Shares****0 THIS CERTIFICATE IS TRANSFERABLE IN 00000**Shares****000000**Shares
****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares
****00***ZEROHUNDREDTHOUSAND0000**Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****000000**Shares****000000**Shares****000 CITIES DESIGNATED BY THE TRANSFER 000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****0000 AGENT, AVAILABLE ONLINE AT00**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****00000
0**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000
**Shares****000000**Shares****000000 ZERO HUNDRED AND ZERO*** www.computershare.com**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**
Shares****000000**Shares****000000**Shares****000000**Shares****000000**Shares****000000**S 8.50% SERIES A CUMULATIVE REDEEMABLE PERPETUAL PREFERENCE SHARES (PAR VALUE $0.01 PER SHARE) (LIQUIDATION PREFERENCE $25.00 PER SHARE) TRITON INTERNATIONAL LIMITED, a Bermuda exempted company (the “Company”), hereby certifies that Reference is hereby made to select provisions of the Series A Preference Shares set forth on the reverse Cede & Co. (the “Holder”) is the registered owner of 3,000,000 fully paid and non-assessable shares of the hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall Total DTC Company’s designated 8.50% Series A Cumulative Redeemable Perpetual Preference Shares, with a par for all purposes have the same effect as if set forth at this place. value of $0.01 per share and a liquidation preference of $25.00 per share (the “Series A Preference Shares”). Holder Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the Number The Series A Preference Shares are transferable on the books and records Computershare Trust Company, benefits thereunder. Certificateof Insurance ID N.A., as Registrar and Transfer Agent for the Series A Preference Shares, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, Unless the Registrar has properly countersigned, the Series A Preference Shares represented by this rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preference Shares certificate shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for Value represented hereby are and shall in all respects be subject to the provisions of the Company’s Memorandum any purpose. of Association, Bye-Laws and Certificate of Designations of 8.5% Series A Cumulative Redeemable Perpetual Transaction IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its this 15 day of Shares CUSIP/IDENTIFIER Preference Shares dated March 12, 2019 (as the same may be amended from time to time, the “Certificate Numbers of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the March, 2019. Certificate of Designations. The Company will provide a copy of the Certificate of Designations to the Holder 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 without charge upon written request to the Company at its principal place of business. DATED DD-MMM-YYYY NATI R O E N T O A I N ORP RA L COUNTERSIGNED AND REGISTERED: C TE L Num/No 12345678901234512345678 N I COMPUTERSHARE TRUST COMPANY, N.A. O M T I TRANSFER AGENT AND REGISTRAR, Denom. I T R D E 666 555 444 333 222 111 T Chairman and CEO 2016 BE DA XXXXXX RMU Total. 7 00.1,000,000 XX 123456 XXXXXXXXXX X By AUTHORIZED SIGNATURE

TRITON INTERNATIONAL LIMITED DIVIDENDS ON EACH SERIES A PREFERENCE SHARE SHALL BE PAYABLE AT THE RATE PROVIDED IN THE CERTIFICATE OF DESIGNATIONS WHEN, AS AND IF DECLARED. THE SERIES A PREFERENCE SHARES SHALL BE REDEEMABLE AT THE OPTION OF THE COMPANY IN THE MANNER AND IN ACCORDANCE WITH THE TERMS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. THE COMPANY SHALL FURNISH WITHOUT CHARGE TO EACH HOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OR SERIES OF SHARE CAPITAL ISSUED BY THE COMPANY AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM - as tenants in commonUNIF GIFT MIN ACT-Custodian (Cust) (Minor) TEN ENT- as tenants by the entiretiesunder Uniform Gifts to Minors Act (State) JT TEN- as joint tenants with right of survivorshipUNIF TRF MIN ACT-Custodian (until age) and not as tenants in common(Cust) under Uniform Transfers to Minors Act (Minor)(State) Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE FOR VALUE RECEIVED,the undersigned assigns and transfers the Series A Preference Shares evidenced hereby to: (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE) as agent to transfer the Series A Preference Shares evidenced hereby on the books of the Transfer Agent for the Series A Preference Shares. The agent may substitute another to act for him or her. Dated: 20 Signature(s) Guaranteed: Medallion Guarantee Stamp (Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and Signature:loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other“signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.) Signature: Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever. The IRS requires that the named transfer agent (“we”) report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis. If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.